Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I consent to the inclusion in the Registration Statement of International Industrial Enterprises, Inc., on Form SB-2/A of my report dated - Dec.31, 2005, Dec 31, 2006 and June 30, 2007 relating to the consolidated financial statements of International Industrial Enterprises, Inc.

By: /s/ Gruber & Company, LLC

October 10, 2007

Date

Gruber & Company, LLC

121 Civic Center Drive

Lake Saint Louis, Missouri  66387

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